Exhibit 107

Calculation of Filing Fee Tables

S-1

Mountain Lake Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and oneright(2)	Rule 457(o)	1,150,000	$10.00	$11,500,000	$0.0001531	$1,760.65
Equity	Class A ordinary shares included as part of the units(3)	Rule 457(g)	1,150,000	—	—	—	—	(4)
Other	Rights included as part of the units(3)	Rule 457(g)	1,150,000				—	(4)
Equity	Class A ordinary shares underlying the rights included as part of the units(3)	Rule 457(o)	115,000	$10.00	$1,150,000	$0.0001531	176.07
Total Offering Amounts					$12,650,000		$1,936.72
Total Fees Previously Paid							—	(5)
Total Fee Offsets							1,936.72
Net Fee Due							—

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(2)	Representing 1,150,000 units including 1,000,000 units to be issued in the offering and up to 150,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each consisting of one ordinary share and one-tenth of one right.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(5)	The Company previously paid a filing fee of $66,835.13 in connection with the registration statement on form S-1 (333-281410), but only $38,734.30 of such amount as used in connection with sale of securities under such registration statement. The registrant is using the remaining amount to offset the fees for this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457 (b) and 0- 11(a)(2)
Fees Offset Claims	Mountain Lake Acquisition Corp.	S-1			12/12/2024	$1,760.65	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one right			$1,760.65
Fees Offset Claims	Mountain Lake Acquisition Corp.	S-1			12/12/2024	$176.07	Equity	Class A ordinary shares underlying the rights included as part of the units			$176.07
Fees Offset Sources	Mountain Lake Acquisition Corp.	S-1	333-281410	8/8/2024						$28,100.70
Rule 457(p)
Fee Offset Claims
Fees Offset Sources